UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 10, 2007

                           Dayton Superior Corporation
             (Exact name of Registrant as specified in its charter)


        Delaware                          1-11781                31-0676346
(State or other jurisdiction of         (Commission            (IRS Employer
 incorporation or organization)         File Number)         Identification No.)


7777 Washington Village Drive, Dayton, Ohio                        45459
 (Address of principal executive offices)                        (Zip code)


                                  937-428-6360
               (Registrant's telephone number including area code)

                                 Not applicable
         (Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective December 10, 2007, the Board of Directors of Dayton Superior Corporation (the "Company") increased the number of directors of the Company to seven and elected Joseph D. Hinkel to serve in the class of directors whose term will expire at the Company's annual meeting in 2010. Mr. Hinkel also was appointed to serve on the Audit Committee of the Board of Directors.

Mr. Hinkel has been a self-employed financial consultant since November, 2006. From June 2002 to October 2006, he was Managing Director of KPMG, LLC's Transaction Services Practice.

Mr. Hinkel will participate in the Company's director compensation program, as described in Item 5.02 of the Company's Form 8-K filed with the Securities and Exchange Commission on April 25, 2007 (which is incorporated herein by reference). Also effective December 10, 2007, the Company entered into an Indemnification Agreement with Mr. Hinkel in substantially the form attached as
Exhibit 10.1 to the Company's Form 8-K filed with the Securities and Exchange Commission on March 21, 2007.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        DAYTON SUPERIOR CORPORATION


Date: December 10, 2007                 By: /s/ Edward J. Puisis
                                            ------------------------------------
                                            Edward J. Puisis
                                            Executive Vice President and Chief
                                            Financial Officer